Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT FOR THE

WESTERN DISTRICT OF OKLAHOMA

IN RE SANDRIDGE ENERGY, INC. SHAREHOLDER DERIVATIVE LITIGATION	Case No. CIV-13-102-W Relating to All Derivative Actions

NOTICE OF PROPOSED SETTLEMENT OF

SHAREHOLDER DERIVATIVE LITIGATION

TO:	ALL PERSONS WHO OWNED SHARES OF SANDRIDGE ENERGY, INC. (“SANDRIDGE” or the “COMPANY”) COMMON STOCK AS OF MARCH 31, 2016 AND CONTINUE TO OWN SUCH SHARES.

The purpose of this Notice is to inform you about:

(i) a proposed settlement (“Settlement”) in the above-captioned shareholder derivative lawsuit (the “Consolidated Action”) among (1) lead plaintiff Paul Elliot, on behalf of the Paul Elliot IRA R/O, and plaintiffs Arthur I. Levine, Lisa Ezell, Jefferson L. Mangus, Tyler D. Mangus, Claudia D. Fanelli, Joan Brothers, and Deborah Depuy (each, a “Plaintiff”; collectively, “Plaintiffs”); (2) the Special Litigation Committee (“SLC”) of the Board of Directors (the “Board”) of nominal defendant SandRidge Energy, Inc. (“SandRidge” or the “Company”); and (3) Defendants WCT Resources L.L.C. (“WCT”), 192 Investments, L.L.C. (“192”), and TLW Land & Cattle, L.P. (“TLW”) (“Settling Defendants”), as reflected in the Stipulation of Settlement (“Stipulation”) dated March 31, 2016, that was filed with the Court and is available for review as indicated at paragraph 35 below;

(ii) the hearing that the Court will hold on June 15, 2016 to determine whether to approve the Settlement and to consider Co-Lead Counsels’ application for reimbursement of litigation expenses incurred in the prosecution of the Consolidated Action, and for incentive awards to certain Plaintiffs (the “Settlement Hearing”); and

(iii) current shareholders’ rights with respect to the proposed Settlement, and Co-Lead Counsels’ application for reimbursement of expenses, and certain Plaintiffs’ request for incentive awards.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS

WILL BE AFFECTED BY THIS LITIGATION.

On December 22, 2015, the Court granted final approval to a partial settlement among Plaintiffs, the SLC, Jim J. Brewer, Everett R. Dobson, William A. Gilliland, Daniel W. Jordan, Roy T. Oliver, Jr., and Jeffrey S. Serota (the “Independent Directors”), and Tom L. Ward (“Ward”) for $38 million in cash (subject to deductions for certain expenses that may be incurred as part of a separate securities class action) and certain corporate governance measures (“Dec. 22 Settlement”). The Dec. 22 Settlement did not settle claims against WCT, 192, and TLW.

On March 31, 2016, the Stipulation was entered into between and among Plaintiffs and Defendants WCT, 192 and TLW, subject to the approval of the Court, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for $500,000 in cash. If approved, the proposed Settlement will resolve all remaining claims alleged in the Consolidated Action.

Because this Consolidated Action was brought as a derivative action on behalf of and for the benefit of SandRidge, any monetary benefits from the Settlement will go to SandRidge. Individual SandRidge shareholders will not receive any direct payment from the Settlement.

The following description of the Consolidated Action and Settlement does not constitute findings of the Court. It is based on statements of Plaintiffs and the Settling Defendants (the “Settling Parties”) and should not be understood as an expression of any opinion of the Court as to the merits of any of the claims or defenses raised by any of the Settling Parties. The Court has not yet approved the Settlement.

All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Stipulation.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to explain the Consolidated Action, the terms of the proposed Settlement, and how the proposed Settlement affects SandRidge shareholders’ legal rights.

2. In a derivative action, one or more people and/or entities who are current shareholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.

3. As described more fully below, current SandRidge shareholders1 have the right to object to the proposed Settlement, the application by Co-Lead Counsel for expenses, and the request of certain Plaintiffs for incentive awards. Current SandRidge shareholders have the right to appear and be heard at the Settlement Hearing, which will be held on June 15, 2016, at 10:00 a.m., before the Honorable Lee R. West, at the United States District Court for the Western District of Oklahoma, 200 N.W. 4th Street, Oklahoma City, Oklahoma 73102. At the Settlement Hearing, the Court will determine: (i) whether the Settlement should be approved; (ii) whether the Released Claims against the Settling Defendants should be dismissed with prejudice as set forth in the Stipulation; and (iii) whether Co-Lead Counsels’ request for reimbursement of litigation expenses, and certain Plaintiffs’ request for incentive awards should be approved by the Court.

[1]	Shareholders that owned SandRidge common stock as of March 31, 2016 and continue to own such stock through June 15, 2016, the date of the Settlement Hearing, are current SandRidge shareholders (“Current Shareholder”).

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

4. On March 22, 2013, Plaintiffs Lisa Ezell, Jefferson L. Mangus, and Tyler Mangus filed a shareholder derivative action (the “Ezell” action) entitled Ezell v. Ward, No. CIV-13-286-W. On April 1, 2013, an amended complaint was filed in the Ezell action that alleged, among other things, claims against WCT and 192 for aiding and abetting the Independent Directors breach of fiduciary duties and for civil conspiracy.

5. On April 10, 2013, the Court consolidated the Ezell action with the four similar actions, appointed Paul Elliot, on behalf of the Paul Elliot IRA R/O as Lead Plaintiff, and appointed Kaplan Fox & Kilsheimer LLP (“Kaplan Fox”) and Whitten Burrage as Co-Lead Counsel for the Consolidated Action.

6. On May 1, 2013, Plaintiffs filed a Verified Consolidated Shareholder Derivative Complaint (the “Complaint”) in the Consolidated Action asserting claims on behalf of SandRidge against the Settling Defendants as well as the Independent Directors, and Ward;

7. On June 3, 2013, the Independent Directors, Ward, and the Settling Defendants (collectively, “Defendants”) moved to dismiss the Complaint. Following extensive briefing, on September 11, 2013, the Court issued an Order dismissing the Complaint, and granting Plaintiffs leave to file an amended complaint.

8. On October 9, 2013, Plaintiffs filed a Consolidated, Amended and Verified Shareholder Derivative Complaint (the “Amended Complaint”). The Amended Complaint realleged all of the claims alleged in the Complaint, except for the claims for constructive fraud, civil conspiracy, and claims under the Securities Exchange Act of 1934. On November 15, 2013, Defendants moved to dismiss the Amended Complaint.

9. Following extensive briefing, on September 22, 2014, the Court issued orders denying the Independent Directors’ motion in its entirety, denying Ward and TLW’s motion as to the claims for misappropriation of SandRidge’s assets and denying TLW’s motion as to the claims for unjust enrichment, and denying 192 and WCT’s motion as to the claims for misappropriation of SandRidge’s assets and unjust enrichment. In re SandRidge Energy, Inc. S’holder Derivative Litig., 302 F.R.D. 628 (W.D. Okla. 2014). The motions to dismiss were granted as to all other causes of action.

10. On September 26, 2014, the Board of Directors of SandRidge formed the SLC. On October 9, 2014, the SLC moved for a six-month stay of the Consolidated Action in order to facilitate an independent review, investigation, and determination with respect to the claims asserted by Plaintiffs. Plaintiffs opposed this motion. Following extensive briefing, on October 22, 2014, the Court issued an Order denying the SLC’s motion to stay the Consolidated Action.

11. Starting in October 2014, the parties engaged in discovery. Plaintiffs served numerous document requests and interrogatories. Plaintiffs also served several subpoenas to non-parties, including land brokers. To date, hundreds of thousands of documents have been produced and Plaintiffs’ counsel have taken several depositions.

12. On January 30 and March 27, 2015, the parties mediated before former U.S. District Judge Layn R. Phillips. After the mediations, the parties continued negotiations with the assistance of Judge Phillips.

13. Plaintiffs, SandRidge, the SLC, the Independent Directors, Ward and, their insurers reached an agreement to settle all Claims asserted in the Action, with the exception of Claims against WCT, 192, and TLW, on the terms set forth in the Oct. 8 Stipulation. On December 22, 2015, the Court entered a Final Order and Judgment in which, among other things, the Court granted final approval to the proposed partial settlement as memorialized in the Oct. 8 Stipulation.

14. Plaintiffs and the Settling Defendants continued negotiations with the assistance of Judge Phillips, and on January 28, 2016, Plaintiffs and the Settling Defendants agreed to settle on the terms set forth herein.

15. Plaintiffs and the Settling Defendants entered into the Stipulation on March 31, 2016, and on April 6, 2016, the Court preliminarily approved the Settlement in which, among other things, the Court (i) directed that this Notice be mailed to all shareholders of record as of March 31, 2016 attached as an exhibit to a Form 8-K filed with the U.S. Securities and Exchange Commission, and be posted, along with a copy of the Stipulation, on SandRidge’s corporate website and on Kaplan Fox’s website, and (ii) scheduled the Settlement Hearing to consider whether to grant Final Approval to the Settlement.

WHAT ARE THE BENEFITS OF THE SETTLEMENT?

16. In exchange for the Release described below in Paragraphs 21-24, the Settling Defendants have agreed to make a payment of $500,000 (the “Settlement Payment”), which shall be paid to the Company to the extent that funds remain after deducting Taxes and any Expense Award and Incentive Awards, as defined in the Stipulation.

WHAT ARE PLAINTIFFS’ REASONS FOR THE SETTLEMENT?

17. Plaintiffs and Co-Lead Counsel believe that the claims asserted against the Settling Defendants have merit. Plaintiffs and Co-Lead Counsel recognize, however, the expense and length of continued proceedings necessary to pursue their claims against the Settling Defendants through trial and appeal. Plaintiffs and Co-Lead Counsel have taken into account the possibility that the claims asserted in the Amended Complaint might have been dismissed in response to motions for summary judgment by the Settling Defendants, and have also considered the defenses available to the Settling Defendants at trial and other issues that would have been decided by a jury in the event of a trial of the Consolidated Action.

18. In light of the cash payment created by the Settlement, Plaintiffs and Co-Lead Counsel, the Company, and the SLC believe that the proposed Settlement is fair, reasonable, adequate, and in the best interests of SandRidge. The Settlement provides immediate material benefits to SandRidge without the risk that continued litigation could result in obtaining similar or lesser relief for SandRidge after continued extensive and expensive litigation, including trial and the appeals that were likely to follow.

19. The Settling Defendants have denied the claims asserted against them and disclaim any liability or damages or having engaged in any wrongdoing or violation of law of any kind whatsoever and have entered into the Settlement solely in order to avoid the expense, risk, distraction, and uncertainty of further litigation. Accordingly, the Settlement may not be construed as an admission of the Settling Defendants’ wrongdoing, nor construed or deemed to be evidence of or an admission or concession on the part of any Settling Defendant with respect to the merits of any claim, nor of any infirmity in the defenses that the Settling Defendants have, or could have, asserted in this Consolidated Action. Likewise, the Settlement shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Plaintiff of any infirmity in the claims that Plaintiffs have, or could have, asserted.

WHAT MIGHT HAPPEN IF THERE WERE NO SETTLEMENT?

20. If there were no Settlement and Plaintiffs failed to establish any essential legal or factual element of their claims, SandRidge would not receive any of the benefits of the Settlement.

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

21. If the Settlement is approved, the Court will enter a judgment (the “Judgment”). Plaintiffs, SandRidge, the SLC (on behalf of the Company), and all Company Stockholders (derivatively on behalf of the Company) shall, by operation of the Judgment and to the fullest extent permitted by law, (i) release and be deemed to release and forever discharge the Released Claims (including Unknown Claims) against the Released Persons, (ii) covenant and be deemed to covenant not to prosecute any Released Claims (including Unknown Claims) against any Released Persons, and (iii) forever be barred and enjoined from asserting any Released Claims (including Unknown Claims) against any Released Persons.

22. “Released Claims” means any and all Claims held directly by SandRidge or derivatively on behalf of SandRidge, that have been or could have been, or in the future can or might be, asserted by SandRidge, or derivatively on behalf of SandRidge, in any court, tribunal, or proceeding against any Released Person, arising out of or relating in any way, directly or indirectly, to any facts, circumstances, conduct, or allegations asserted in the Consolidated Action.

23. “Released Persons” means WCT, 192 and, TLW, and with respect to each Settling Defendant, their current and former parents, subsidiaries, affiliates, predecessors, successors, assigns, agents, attorneys, financial or business advisors, auditors, consultants, representatives, executors, trustees, partners or general or limited partnerships, administrators, and insurers, solely in each of their capacities as such. “Released Persons” also includes each Settling Defendant’s owners, stockholders, members, officers, directors, managers, employees, principals, and each such person’s spouses, family members, and estates, solely in each of their capacities as such.

24. “Unknown Claims” means any Released Claims that SandRidge, the SLC, Plaintiffs, or any other Company Stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Claims released by this Stipulation, the Settling Parties and all Company Stockholders shall be deemed to have, and by operation of the Judgment shall have, waived the provisions, rights, and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties and all Company Stockholders shall be deemed to have, and by operation of the Judgment shall have, waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code §1542. The Settling Parties and all Company Stockholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the Claims released by this Settlement but nonetheless, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released all such Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties and all Company Stockholders shall be deemed by operation of the Judgment to have acknowledged that the foregoing waivers were separately bargained for and are key elements of this Settlement and the releases granted herein.

WHO REPRESENTS PLAINTIFFS AND HOW WILL THE ATTORNEYS BE PAID?

25. On April 10, 2013, the Court appointed Kaplan Fox and Whitten Burrage as Co-lead Counsel in the Consolidated Action.

26. Co-Lead Counsel intends to apply to the Court for reimbursement of expenses incurred in connection with the prosecution of the Consolidated Action in an amount not to exceed $120,000, and for incentive awards for Plaintiffs Elliot and Ezell in the amount of $15,000 each from the $500,000 settlement payment. The Court will determine the ultimate amount of any expense award or incentive awards, and the Settlement is not conditioned upon such awards.

WHEN AND WHERE WILL THE COURT RULE ON APPROVAL OF THE SETTLEMENT?

DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT THE HEARING?

27. The Settlement Hearing will be held on June 15, 2016, at 10:00 a.m., before the Honorable Lee R. West, at the United States District Court for the Western District of Oklahoma, 200 N.W. 4th Street, Oklahoma City, Oklahoma 73102. The Court may approve the Settlement or the application for expenses, and certain Plaintiffs’ request for incentive awards at or after the Settlement Hearing without further notice to Current Shareholders.

28. If you owned SandRidge common stock as of March 31, 2016 and continue to own such stock through June 15, 2016, the date of the Settlement Hearing, you may, if you wish to do so, comment to the Court on the proposed Settlement and/or the application for reimbursement of litigation expenses. Company Stockholders who do not wish to object in person to the proposed Settlement and/or the application for expenses or incentive awards, do not need to attend the Settlement Hearing.

29. Co-Lead Counsel will file papers with the Court in support of the Settlement and application for expenses incurred in connection with the prosecution of the Consolidated Action, and for incentive awards to Plaintiffs on May 25, 2016.

30. Objections or oppositions must be in writing and must be filed together with proof that you owned shares of SandRidge common stock as of March 31, 2016 and continue to own such shares, with the Clerk’s Office at the address set forth below on or before June 1, 2016. You must also serve the papers on Co-Lead Counsel and Defendants’ Counsel at the addresses set forth below so that the papers are received on or before June 1, 2016.

Clerk’s Office UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF OKLAHOMA Clerk of the Court 200 N.W. 4th St. Oklahoma City, Oklahoma 73102	Co-Lead Counsel KAPLAN FOX & KILSHEIMER LLP Robert N. Kaplan 850 Third Avenue, 14th Floor New York, New York 10022 Telephone: (212) 687-1980 Facsimile: (212) 687-7714 rkaplan@kaplanfox.com

Co-Lead Counsel WHITTEN BURRAGE Michael Burrage, OBA #1350 1215 Classen Drive Oklahoma City, Oklahoma 73103 Telephone: (405) 516-7800 Facsimile: (405) 516-7859 mburrage@whittenburragelaw.com	Counsel for WCT and 192 GARDERE WYNNE SEWELL LLP Peter Scaff 1000 Louisiana, Suite 3400 Houston, Texas 77002 Telephone: 713-276-5000 pscaff@gardere.com

Counsel for the SLC of SandRidge DEBEVOISE & PLIMPTON LLP Maeve O’Connor 919 Third Avenue New York, New York 10022 mloconnor@debevoise.com	Counsel for TLW LATHAM & WATKINS, LLP J. Christian Word 555 Eleventh Street, Suite 1000 Washington, D.C. 20004 christian.word@lw.com

31. A Company Stockholder who or which wishes to be heard orally at the hearing in opposition to the approval of the Settlement, Co-Lead Counsels’ request for reimbursement of expenses, or Plaintiffs’ request for incentive awards, and has filed and served a timely written objection as described above, also must notify the above counsel on or before June 1, 2016 concerning his, her, or its intention to appear. Company Stockholders who or which intend to object and desire to present evidence at the Settlement Hearing must include in their written objections the identity of any witnesses they may call to testify at the Settlement Hearing and the exhibits they intend to introduce into evidence at the Settlement Hearing.

32. Co-Lead Counsel will file reply papers with the Court, if any, on June 8, 2016.

33. The Settlement Hearing may be adjourned by the Court without further written notice to Current Shareholders. If you intend to attend the Settlement Hearing, you should confirm the date and time with Co-Lead Counsel.

34. Unless the Court orders otherwise, any Company Stockholder who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement, Co-Lead Counsels’ request for reimbursement of expenses, or Plaintiffs’ request for incentive awards. Company Stockholders do not need to appear at the hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

35. This Notice contains only a summary of the terms of the proposed Settlement. More detailed information about the Consolidated Action is available at http://investors.sandridgeenergy.com/investor-relations/Derivative-Litigation-Settlement/, or www.kaplanfox.com, including, among other documents, the Stipulation of Settlement. You or your attorney may examine the Court files for In re SandRidge Energy, Inc. Shareholder Derivative Litigation, No. CIV-13-102-W during regular business hours at the Western District of Oklahoma Court. Questions about the Settlement or about this Notice in general should be directed to:

Co-Lead Counsel KAPLAN FOX & KILSHEIMER LLP Robert N. Kaplan 850 Third Avenue, 14th Floor New York, New York 10022 Telephone: (212) 687-1980 Facsimile: (212) 687-7714 rkaplan@kaplanfox.com	Co-Lead Counsel WHITTEN BURRAGE Michael Burrage, OBA #1350 1215 Classen Drive Oklahoma City, Oklahoma 73103 Telephone: (405) 516-7800 Facsimile: (405) 516-7859 mburrage@whittenburragelaw.com

You should ask Co-Lead Counsel to confirm receipt of any email correspondence regarding the Settlement of this Notice within three business days. If Co-Lead Counsel do not confirm receipt within three business days, you should call to ensure receipt.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE CLERK OF

COURT REGARDING THIS NOTICE.

Dated: April 20, 2016

By Order of the Clerk of Court United States District Court

for the Western District of Oklahoma